ITEM 6 - #10.11
                                      LEASE

This Lease is made and entered into as of June 9, 1999, by and between PROGRESS HOLDINGS, LLC, a Wisconsin limited liability company, 4277 Blackstone Court, Middleton, WI 53562 ("Landlord") and OPHIDIAN PHARMACEUTICALS, INC., a Delaware corporation, 5445 East Cheryl Parkway, Madison, WI 53711 ("Tenant").

                                    RECITALS

         A. Landlord is the owner of a building (the "Building") and surrounding land located at 2617 Progress Road, Madison, Dane County, Wisconsin as more fully described on the attached Exhibit A (collectively the Building and surrounding land are referred to as the "Property"), which is currently partially vacant and in use by various tenants.

         B. Landlord desires to lease the space set forth below to Tenant and to permit Tenant to make substantial improvements thereto also as set forth below.

         C. Tenant desires to lease the space set forth below from Landlord and to make the substantial improvements set forth below.

         NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration the receipt of which is hereby acknowledged by the parties, Landlord and Tenant agree as follows:

1.       GRANT AND TERM

         1.1 OFFICE SPACE. Landlord leases to Tenant and Tenant leases from Landlord all of the office space, approximately 4,870 square feet of space, in the Building (the "Office Space") the location of which is set forth on the floor plan attached as Exhibit 1.1

         1.2 PRODUCTION SPACE. Landlord also leases to Tenant 19,559 square feet of production space in the Building (the "Production Space") the location of which is set forth on the floor plan attached as Exhibit 1.2. The term Production Space shall also include the additional space described in Section 13.1(a). The term "Leased Premises" as used herein shall refer collectively to the Office Space and Production Space.

         1.3 TERM. The initial term of this Lease (the "Initial Lease Term") shall commence on July 1, 1999 and shall end on June 30, 2004, unless sooner terminated as provided in this Lease. The period from July 1 of each year to June 30 of the succeeding year shall be known as a "Lease Year."

2.       OPTION TO EXTEND

         2.1 EXTENDED LEASE TERM. Provided Tenant is not then in default under this Lease, Tenant shall have the option to extend this Lease for an additional five (5) year period from July 1, 2004 through June 30, 2009 upon the same terms and conditions set forth herein. If Tenant exercises its option to extend this Lease under this Section 2.1, the extended term of this Lease is referred to as the "Extended Lease Term."

         2.2 EXERCISE OF EXTENSION OPTION. Tenant's option to extend this Lease shall be exercised by giving written notice of such exercise to Landlord at least one hundred eighty (180) days prior to the end of the Initial Lease Term.

         2.3 FAILURE TO EXTEND LEASE TERM. If Tenant fails to timely exercise Tenant's option to extend the Lease Term as provided herein, this Lease shall terminate at the end of the Initial Lease Term and Tenant's rights to extend the Lease Term shall be of no further force or effect.




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


3.       RENT

         3.1 RENT DURING INITIAL LEASE TERM. The rent rate for the Office Space and Production Space during the Initial Lease Term shall be as set forth in the following table except for any additional rent resulting from an expansion of the Production Space as set forth in Section 13.1:


-------------------------------------------------------------------------------------------------------------------------------
                      $                                     $                                      Total               $
    Lease          Annual Rent                         Annual Rent                                 Annual            Total
     Year          Office Space        $/Square Ft.  Production Space            $/Square Ft.      Rent $         Monthly Rent
-------------------------------------------------------------------------------------------------------------------------------
      1                33,116             6.80000         66,501                   3.40000         99,617            8,301
-------------------------------------------------------------------------------------------------------------------------------
      2                34,090             7.00400         68,456                   3.50200         102,546           8,546
-------------------------------------------------------------------------------------------------------------------------------
      3                38,960             8.00000         78,236                   4.00000         117,196           9,766
-------------------------------------------------------------------------------------------------------------------------------
      4                40,129             8.24000         80,583                   4.12000         120,712           10,059
-------------------------------------------------------------------------------------------------------------------------------
      5                41,346             8.48720         82,930                   4.24360         124,276           10,356
-------------------------------------------------------------------------------------------------------------------------------



         Tenant shall pay Landlord the Total Annual Rent during the Initial Lease Year in equal monthly installments in the amounts set forth under "Total Monthly Rent" above, in advance, on the first day of each and every month during the Initial Lease Term. The first monthly rent payment shall be made on July 1, 1999.

         3.2 RENT DURING EXTENDED LEASE TERM. The rent rate for the Office Space and Production Space during the Extended Lease Term shall be as set forth in the following table; except for any additional rent resulting from an expansion of the Production Space as set forth in Section 13.1:


-------------------------------------------------------------------------------------------------------------------------------
                          $                                    $                                   Total               $
    Lease            Annual Rent                          Annual Rent                              Annual            Total
     Year           Office Space       ($/Square Ft.)  Production Space          $/Square Ft.      Rent $         Monthly Rent
-------------------------------------------------------------------------------------------------------------------------------
      6                42,564              8.74182         85,473                  4.37091         128,037           10,670
-------------------------------------------------------------------------------------------------------------------------------
      7                43,830              9.00407         88,016                  4.50204         131,846           10,987
-------------------------------------------------------------------------------------------------------------------------------
      8                45,145              9.27419         90,753                  4.63710         135,899           11,325
-------------------------------------------------------------------------------------------------------------------------------
      9                46,509              9.55242         93,492                  4.77621         140,001           11,667
-------------------------------------------------------------------------------------------------------------------------------
      10               47,921              9.83899         96,230                  4.91950         144,151           12,013
-------------------------------------------------------------------------------------------------------------------------------


         Tenant shall pay Landlord the Total Annual Rent during the Extended Lease Term in equal monthly installments in the amounts set forth under "Total Monthly Rent" above, in advance, on the first day of each and every month during the Extended Lease Term.

         3.3 If any monthly rent payment becomes delinquent for more than five
(5) days after its due date, then in addition to any other rights and remedies available to Landlord, Tenant shall pay Landlord a late charge equal to 2.5% of the amount due. The payment of any late charge shall not excuse or cure any default by Tenant. For purposes of this Section 3.3 only payment shall be deemed made on the date personally delivered or postmarked to Tenant.






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



4.       IMPROVEMENTS

         4.1 BUILDING IMPROVEMENTS AND ALTERATIONS. Tenant has the right, at Tenant's expense, to make the substantial leasehold improvements to the Leased Premises including, but not limited to, improvements to heating, ventilation, cooling, electrical, plumbing and sewer systems, in accordance with the plans and specifications set forth in Exhibit 4.1 of this Lease. Tenant, under the terms set forth in Exhibit 4.4, also shall have the right to make the improvements set forth in Exhibit 4.4. Landlord hereby approves those improvements set forth on Exhibits 4.1 and 4.4. Any additional alterations or improvements made by Tenant shall be at Tenant's sole expense and shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed. All improvements made to the Office Space shall be made in a good workmanlike manner and all improvements made to the Production Space will be made in a manner consistent with other biopharmaceutical production facilities. All improvements which are structural alterations to the Building shall become part of the Leased Premises and shall remain for the benefit of the Building upon termination of this Lease. Tenant shall neither have the right nor the obligation to remove any such improvements, except that to the extent Tenant removes the concrete planks in the space now occupied by EDS, Tenant agrees to restore said planks upon termination of this Lease at the request of Landlord.

         4.2 EQUIPMENT. Tenant may, at Tenant's expense, install equipment in the Leased Premises as it deems necessary and appropriate to carry on its business. A list of the equipment Tenant anticipates installing on the Leased Premises has been provided for Landlord's review and approval prior to the execution of this Lease. Such equipment shall remain the personal property of Tenant and shall be removed by Tenant at the expiration or termination of this Lease in a workmanlike manner without material damage to the Building or its improvements. Landlord hereby agrees that any such equipment shall not be deemed to be a fixture and hereby acknowledges that Tenant may grant a security interest in any such equipment and that Landlord will not disturb the right of any secured party to exercise its rights in the equipment. If requested by a secured party, Landlord agrees to execute such documents as the secured party deems necessary to protect and perfect the secured party's first lien interest in such equipment.

         4.3. RESTRICTIONS AGAINST LIENS. Tenant shall pay and settle all expenses and liabilities arising from the improvements made to the Leased Premises by Tenant and shall keep the Leased Premises free and clear from all construction and other liens.

         4.4 ADDITIONAL REPAIRS AND IMPROVEMENTS. Landlord, at Landlord's expense, shall make the repairs and improvements set forth on Exhibit 4.4, as set forth therein. Tenant, at Landlord's expense, also shall make those certain repairs and improvements set forth on Exhibit 4.4.

5.       MAINTENANCE AND REPAIRS

         5.1 PARKING AREAS. Tenant shall be responsible for the maintenance of the parking areas and sidewalks serving the Building and grounds adjoining the Building including without limitation snow removal and lawn mowing. Landlord shall reimburse Tenant for the pro rata share (which shall be equal to the square footage of the Building not occupied by Tenant divided by 42,458; which as of the date of this Lease would be 18,029/42,458 =.4246) (the "Lessees' Pro Rata Share") of the expenses incurred by Tenant under this Section 5.1 that are attributable to other lessees (the "Lessees") occupancy of space within the Building.

         5.2 JANITORIAL SERVICES. Tenant shall provide, at Tenant's own cost and expense, all janitorial services for the Leased Premises and shall at all times keep and maintain the Leased Premises in a clean and orderly condition. Tenant shall be responsible for the cost of its own trash removal attributable to its use of the Leased Premises.











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         5.3 STRUCTURAL MAINTENANCE.

             (a) Landlord, at Landlord's sole cost, shall keep and maintain as necessary, the roof, exterior walls, structural or concrete flooring and structural portions of the Building in good condition and repair, ordinary wear and tear excepted, provided, that Tenant shall promptly repair any damage caused to the Building or the Leased Premises as a result of Tenant's acts or negligence or the acts or negligence of Tenant's employees, agents or visitors.

             (b) Tenant, at Tenant's sole cost, shall keep and maintain as necessary, all of the interior of the Leased Premises not maintained by Landlord under Paragraph 5.3(a), including the heating, ventilation, and cooling systems serving the Leased Premises, in good condition and repair, ordinary wear and tear excepted, provided that Landlord shall promptly repair any damage caused to the Leased Premises as a result of Landlord's acts or negligence or the acts or negligence of Landlord's employees, agents or visitors.

         5.4 LANDLORD'S RIGHT OF ENTRY. Landlord may enter the Leased Premises with at least forty-eight (48) hours prior notice to Tenant, Monday through Friday from 9:00 a.m. - 5:00 p.m. for the purpose of examining or inspecting the condition thereof and to exercise any right or power reserved to Landlord under the terms and provisions of this Lease; provided, however, that Landlord's access to any part of the Leased Premises in production or research use shall be delayed until such time as the production or research run has ended.

         5.5 ACCESS. Tenant shall have access to the Leased Premises and the common areas of the Building twenty-four (24) hours per day, seven (7) days per week with keys issued by Landlord. Landlord understands that Tenant must secure the Leased Premises to protect the integrity of Tenant's production processes and Landlord hereby consents to Tenant changing the locks on the Leased Premises in order to do so.

6.       UTILITIES AND TAXES

         6.1 UTILITIES. Tenant shall pay all charges for utilities used in the Leased Premises. Any utility rate reductions negotiated by Tenant that apply to use by Lessees shall be for the benefit of Tenant and not for Landlord or Lessees. Landlord shall pay Tenant annually $.50 per square foot occupied by Lessees to reimburse Tenant for Lessee's utility use. Landlord further represents and warrants to Tenant that it will reimburse Tenant at a greater level should Lessee usage be greater than $.50 per square foot. Landlord shall pass any such savings that otherwise would accrue to Landlord and Lessees to Tenant in the form of a reduction in the rent that otherwise would be payable hereunder.

         6.2 REAL ESTATE TAXES AND ASSESSMENTS. (a) Landlord and Tenant shall share responsibility for the payment of real estate taxes attributable to the Leased Premises. Landlord's portion of the real estate taxes shall be an amount equal to the Building's 1999 assessed value of $1,265,000 multiplied by the mill rate then in effect. Tenant shall be responsible for the remaining portion of the real estate taxes.

             (b) Anything herein to the contrary notwithstanding, to the extent Tenant successfully negotiates a reduction in the real estate taxes attributable to the entire Building, Tenant shall receive the benefit of the reduction attributable to the Building that is not occupied by Tenant by receiving a credit from Landlord against the pro rata share of tax owed by Tenant under
Section 6.2(a) by the amount of tax that otherwise would have been attributable to the Building which is not occupied by Tenant, without considering the reduction negotiated by Tenant, less the reduced tax to be paid. For example, if the tax attributable to the Building not occupied by Tenant is $25,000 as of the date of this Lease and Tenant negotiates a reduction in the tax attributable to the Building not occupied by Tenant to $15,000, Tenant shall receive a credit each year against the amount it owes under 6.2(a) of $10,000.

         6.3 PERSONAL PROPERTY TAXES. Tenant shall pay and discharge, as they become due, promptly and before delinquency, all taxes and assessments levied, assessed, charged or imposed on or against Tenant's own leasehold interest, including any tax on rentals or personal property of any kind owned or placed in the Leased Premises by Tenant. Tenant shall have the right to contest such taxes and assessments levied against the personal property located on the Leased Premises during the Lease Term. Landlord agrees to provide reasonable efforts to




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


cooperate with Tenant, to the extent Tenant deems such cooperation necessary or desirable, in any such assessment proceedings. The entire cost of any such contest shall be paid by Tenant.

7.       CONDUCT OF BUSINESS

         7.1 PERMITTED USE. Tenant shall use the Leased Premises in its biopharmaceutical production business which includes but is not limited to research, development, pilot scales production and commercial production of products for human and animal use employing fermentation, protein extraction, solvent based chemistry and other similar production facets of the biopharmaceutical industry. No other use shall be permitted without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

         7.2 CARE OF THE LEASED PREMISES. Tenant shall at all times during the Lease Term keep the Leased Premises in a clean and safe condition and shall permit no waste or injury to the Leased Premises to occur except for ordinary wear and tear. All damage caused by Tenant's negligence or the negligence of Tenant's employees, agents or visitors, shall be repaired promptly by Tenant at Tenant's sole cost and expense.

         7.3 COMPLIANCE WITH LAWS. Tenant shall observe and comply with all rules, regulations and laws now in effect, or which may be enacted during the Lease Term by any municipal, county, state or federal authorities having jurisdiction over the Leased Premises.

8.       INSURANCE AND INDEMNITIES

         8.1 GENERAL PROPERTY-LANDLORD. Landlord shall, at Landlord's expense, at all times during the Lease Term, keep the Building insured against loss or damage by fire, wind and other extended coverage hazards in an amount equal to the full replacement cost of the Building. Landlord shall be responsible for payment of the insurance premiums for the casualty insurance policy, but Tenant shall promptly reimburse Landlord for that portion of the insurance premiums attributable to the improvements made by Tenant under this Lease. Any such policy shall have Tenant as an additional insured to the extent of the improvements made by Tenant pursuant to the terms of this Lease. Landlord shall not be required to carry insurance of any kind on Tenant's personal property, fixtures, or equipment.

         8.2 PERSONAL PROPERTY-TENANT. Tenant shall, at Tenant's expense, carry insurance on Tenant's personal property located in the Leased Premises during the entire Lease Term.

         8.3 LANDLORD NOT LIABLE. Except to the extent any damage is caused by the negligence or willful misconduct of the Landlord or Landlord's employees or agents, Landlord shall not be liable for any damage to or the loss of property of Tenant or others located in the Leased Premises. Except to the extent any damage is caused by the negligence or willful misconduct of Landlord or its employees or agents, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, steam, gas, electricity, water, rain, snow, or leaks from any part of the Leased Premises, or from pipes, appliances, or plumbing works, or from any other place, or by dampness, or by any other similar cause.

         8.4 GENERAL LIABILITY-TENANT. Tenant shall, at Tenant's expense, obtain and keep in force during the Lease Term comprehensive general liability insurance naming Landlord as an additional insured in a form and written by a reliable insurance company in an amount not less than one million dollars ($1,000,000) per occurrence for bodily injury and property damage combined.

         8.5 CERTIFICATES OF INSURANCE. Tenant shall upon request provide Landlord with certificates of insurance evidencing the coverages required to be maintained by Tenant under the Lease.

         8.6 MUTUAL WAIVER OF SUBROGATION. Landlord and Tenant do hereby waive, to the extent no insurance coverage is invalidated thereby, any and all right of recovery, claim, action, or cause of action against the other, their respective agents and employees, for any loss or damage that may occur to the Leased Premises or any additions or improvements thereto, or any contents therein, by reason of fire, the elements, or any other cause which could be insured against, under the terms of a standard fire, vandalism, malicious mischief, and extended coverage insurance policy or policies, building contents, and business interruption insurance policies, or for which Landlord





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or Tenant may be reimbursed as a result of insurance coverage affecting any loss suffered by either party hereto, regardless of cause or origin, including the negligence of Landlord or Tenant or their respective agents and employees. All insurance policies carried by either party covering the Leased Premises, including, but not limited to, contents, fire, and casualty insurance, shall expressly waive any right on the part of the insurer against the other party for damage to or destruction of the Leased Premises resulting from the acts or omissions of the other party. Any additional charge by the insurance company for such waiver shall be paid by Tenant.

         8.7 TENANT'S GENERAL HOLD HARMLESS. Tenant will save harmless and indemnify Landlord from any and all claims arising out of, or from, any accidents or other occurrences, on or about the Leased Premises, the Building or the parking lot adjacent to the Building causing injury to any person or persons, or property and due directly or indirectly to the negligent use of the Leased Premises, parking areas or Building by Tenant, Tenant's employees, agents or visitors.

         8.8 NOTICE OF CANCELLATION. Each insurance policy maintained by Tenant in accordance with this Lease shall require that Landlord be given written notice at least thirty (30) days prior to cancellation, expiration or other termination of such insurance coverage.

         8.9 HOLD HARMLESS AS TO ENVIRONMENTAL MATTERS. Tenant shall not at any time cause or permit any hazardous substance or material to be used, consumed or stored in the Leased Premises, except in accordance with applicable environmental laws. If Tenant causes or permits the presence of any hazardous substances or material on the Leased Premises, Tenant shall indemnify and hold harmless Landlord from any and all claims, liabilities, and losses, including attorneys' fees, arising directly or indirectly, as a result of such hazardous substance or material. The representations, warranties, covenants and indemnities of Tenant under this Section 8.9 shall survive the termination of this Lease. As used herein, "hazardous substance or material" means any substance, material or waste as defined by any provision of local, state or federal law.

9.       DAMAGE BY FIRE OR OTHER CASUALTY

         9.1 PARTIAL DESTRUCTION. In the event the Leased Premises are damaged by fire, the elements, or other casualty and are rendered untenantable in part, Landlord, if so requested by Tenant in writing, shall repair immediately the damage and during such repair Tenant's monthly rent obligation, as set forth in
Section 3, shall be reduced by the proportion of the Leased Premises rendered untenantable. If Tenant does not make such a request, this Lease shall terminate.

         9.2 TOTAL DESTRUCTION. If the Leased Premises are rendered wholly untenantable by the causes described in Section 9.1, at the written request of Tenant, Landlord shall repair such damage, and the rent shall abate for the Leased Premises which have been rendered untenantable. If Tenant fails to make such a written request this Lease shall terminate and Landlord shall have no obligation to restore the Leased Premises.

10.      DEFAULT

         10.1 EVENTS OF DEFAULT TO TENANT. Tenant shall not be deemed to be in default unless Landlord shall first give Tenant written notice of such default, and Tenant shall fail to cure such default within ten (10) days of the date of such notice in the case of default in the payment of the rent or any other charges due from Tenant to Landlord, or within thirty (30) days of the date of such notice in the case of a default of any other term, covenant, or condition of this Lease; provided that if such non-payment default cannot reasonably be cured within such thirty (30) day period, Tenant shall not be in default so long as Tenant commences and diligently pursues such cure within such thirty-day period.

         10.2     LANDLORD'S RIGHTS ON TENANT'S DEFAULT .

                  (a) In the event Tenant defaults with respect to any of the terms, covenants or conditions of this Lease, and Tenant fails to cure such default in the time allowed by Section 10.1, Landlord may, in addition to all other rights or remedies it may have, upon written notice to Tenant: (i) terminate this Lease or (ii) terminate Tenant's




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


right to possession of the Leased Premises without terminating this Lease. Upon termination of this Lease or Tenant's right to possession, Landlord shall have, the right to remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant. Should Landlord elect to re-enter or should Landlord take possession of the Leased Premises pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may re-let the Leased Premises, or any part thereof, for such term or terms, and at such rental or rentals, and on such other terms and conditions as Landlord, in Landlord's sole discretion, may deem advisable, and with the right to make reasonable alterations and repairs to the Leased Premises. On each such re-letting:

              (1) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than the rent due hereunder, the expenses of such re-letting and of such reasonable alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to, but not beyond, the Lease Term) exceeds the amount to be paid as rent for the Leased Premises for such period of re-letting; or

              (2) At the option of Landlord, rents received by Landlord from such re-letting, shall be applied first, to the payment of any indebtedness, other than rent due hereunder from Tenant to Landlord; second, to the payment of any expenses of such re-letting and of such reasonable alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.

         (b) If Tenant has been credited with any rent to be received by such re-letting under Section 10.2(a)(2) hereof, and such rent shall not be promptly paid to Landlord by the new tenant, or if such rentals received from such re-letting under Section 10.2(a)(2) during any month is less than that to be paid during that month by Tenant, Tenant shall immediately pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

         (c) No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination is decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such previous breach.

         (d) In addition to any other remedy it may have, if Landlord at any time terminates this Lease for any default of Tenant, Landlord may recover from Tenant all damages incurred by reason of such breach, including Landlord's actual cost of recovering the Leased Premises, and the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated Lease Term over the then reasonable rental value of the Leased Premises for the remainder of the stated Lease Term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

         10.3 LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. Tenant agrees that if Tenant at any time fails to pay any amount then required to be paid by Tenant under this Lease, or if Tenant fails to perform any other covenant or agreement on Tenant's part required to be performed, then after thirty (30) days' written notice to and demand upon Tenant which is not complied with during such 30-day period, Landlord may (but shall not be obligated to do so), without waiving or releasing Tenant from any of the obligations of Tenant under this Lease, pay any such imposition or other sum or perform or pay others to perform such other covenant or agreement, provided that Landlord shall have no such rights to pay or perform Tenant's obligations under this Section 10.3 if Tenant's failure cannot reasonably be cured within such thirty (30) day period and if Tenant is diligently attempting to cure same, and provided that Landlord shall not be required to give prior written notice to Tenant in the case of repairs to the Leased Premises which must be made immediately to prevent or limit damage to the Leased Premises and which Tenant does not make upon demand by Landlord. All sums so paid by Landlord shall be deemed additional rent


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



hereunder and shall be payable to Landlord on demand, or at the option of Landlord may be added to any rent then due or thereafter becoming due under this Lease.

         10.4 TENANT'S RIGHT TO PERFORM LANDLORD'S COVENANTS. Landlord agrees that if Landlord at any time fails to pay any amount then required to be paid by Landlord under this Lease, or if Landlord fails to perform any other covenant or agreement on Landlord's part required to be performed, then after thirty (30) days' written notice to and demand upon Landlord which is not complied with during such 30-day period, Tenant may (but shall not be obligated to do so), without waiving or releasing Landlord from any of the obligations of Landlord under this Lease, pay any such imposition or other sum or perform or pay others to perform such other covenant or agreement, provided that Tenant shall have no such rights to pay or perform Landlord's obligations under this Section 10.4 if Landlord's failure cannot reasonably be cured within such thirty (30) day period and if Landlord is diligently attempting to cure same, and provided that Tenant shall not be required to give prior written notice to Landlord in the case of repairs to the Leased Premises which must be made immediately to prevent or limit damage to the Leased Premises or to Tenant's business operations and which Landlord does not make upon demand by Tenant. All sums so paid by Tenant may, at the option of Tenant, be offset against any rent then due or becoming due under this Lease.

11.      ASSIGNMENT AND SUBLETTING

         11.1 LIMITATION ON TENANT'S ASSIGNMENT. Tenant shall not assign or sublet all or any part of Tenant's interest in the Leased Premises without in each case Landlord's prior written consent, except that Landlord hereby consents to the sublease of part of the Leased Premises to EDS, should Tenant ever exercise its rights under Section 13.1. In the event Tenant assigns or sublets all or any part of Tenant's interest in this Lease, Tenant guarantees payment of any rent due under this Lease. Landlord's consent to a particular assignment or sublet, shall not be construed as the waiver of the aforesaid restriction, which shall remain in full force and effect, and no further assignment or subletting shall be made by Tenant without Landlord's prior written consent. If Tenant's interest in this Lease is assigned or sublet, and Tenant is not expressly released from further liability under this Lease, Landlord may after default in performance of this Lease, collect rent from the assignee or subtenant and apply the net amount collected to the rent due from Tenant. No such collection shall be deemed a waiver of the covenant contained herein or a release of Tenant from the Tenant's obligation under this Lease. In the event of such default, Tenant hereby assigns the rent due from the assignee or subtenant to the Landlord.

         11.2 LANDLORD'S ASSIGNMENT. Landlord shall have the right to assign or transfer Landlord's interest in this Lease at any time, provided that the assignee or transferee assumes and agrees to be bound by the terms of this Lease and further provided that Landlord notifies Tenant of such assignment and provides Tenant with an executed copy of the transfer instrument.

12.      SUBORDINATION AND ESTOPPEL CERTIFICATE

         12.1 SUBORDINATION. This Lease is subject and subordinate to any mortgage now or hereafter placed upon the Building, provided that Tenant's rights under this Lease including Tenant's right of quiet enjoyment shall not be disturbed unless Tenant has defaulted and the required notice has been given and any cure period has expired. If such mortgage is foreclosed, then upon the request of the mortgagee, Tenant will attorn the purchaser at any foreclosure sale and will execute such instruments as may be necessary or appropriate to evidence such attornment so long as Tenant's obligations or liabilities are not thereby increased. Tenant agrees to execute and deliver to Landlord upon demand such instruments subordinating this Lease to the lien of any such mortgage as requested by Landlord or any mortgagee or proposed mortgagee provided, however, that any instrument subordinating this Lease to the lien of any such mortgage shall, as a condition thereof, provide that this Lease shall continue in full force and effect, and neither such mortgagee nor the receiver in the event of foreclosure shall have the right to cancel or terminate this Lease, as long as Tenant is not in default under any of the terms hereof. Landlord shall immediately notify Tenant of any such subordination of this Lease and shall at all times keep Tenant advised of the name and address of any mortgagee.

         12.2 ESTOPPEL CERTIFICATE. Each party shall deliver to the other or to the other party's mortgagees, auditors or prospective purchasers, when requested, a certificate stating that this Lease is in full force and effect and that the requesting party is not in default or stating specifically any exception thereto. Failure to give such a certificate within twenty (20) days after a written request shall be conclusive evidence that this Lease is in full force and effect and that the requesting party is not in default and the party from whom the certificate was requested shall be estopped from asserting any defaults known to it at that time.

13.      EXPANSION AND OPTION TO PURCHASE

         13.1 EXPANSION.

              (a) At any time during the Initial Lease Term and as Lessee's leases expire or are terminated, Tenant shall lease the additional 18,029 square feet of production space in the Building as set forth on the floor plan attached as Exhibit 13.1 (the "Additional Space"), including the space currently occupied by EDS. The rent for the Additional Space shall be at annual rent of $3.50 per square foot rented through the Initial Lease Term and at $3.60500 per square foot in Lease Year 6, $3.71315 per square foot in Lease Year 7, $3.82454 per square foot in Lease Year 8, $3.93928 per square foot in Lease Year 9 and $4.05746 per square foot in Lease Year 10.

              (b) Landlord represents and warrants to Tenant that the EDS sublease expires on April 30, 2001.

         13.2 OPTION TO PURCHASE. Landlord grants to Tenant the right and option (herein called the "Option") to purchase the Property upon the terms and conditions as hereinafter set forth.

              (a) This Option may be exercised by Tenant by written notice thereof delivered to Landlord at least 180 days prior to the end of the Initial or Extended Lease Term, as applicable.

              (b) The purchase price for the Property shall be, if the Option is exercised during the Initial Lease Term, One Million Three Hundred Ninety-Five Thousand Dollars ($1,395,000.00). If the Option is exercised during the Extended Lease Term, purchase price shall be as follows:

                         Year 6                    $1,436,850
                         Year 7                    $1,479,956
                         Year 8                    $1,524,355
                         Year 9                    $1,570,086
                         Year 10                   $1,617,189



              (c) In the event that Tenant shall exercise the Option hereunder, the closing of its purchase of the Property from Landlord shall be held within one hundred twenty (120) days after notice of exercise of the Option by Tenant.

              (d) Within ninety (90) days of receipt of Tenant's written notice of election to purchase, Landlord shall, at its own expense, furnish to Tenant an owner's policy of title insurance in an amount equal to the purchase price, issued by a title insurance company licensed to do business in the State of Wisconsin, naming Tenant as the insured and guaranteeing Landlord's title to be free from all encumbrances whatever, excepting municipal and zoning ordinances, recorded easements, restrictions, liens and encumbrances set forth on Exhibit 13.2(d), the lien of the Lease, taxes and other liens or charges which Tenant is, pursuant to this Lease, obligated to pay or satisfy and such mortgage and other encumbrances, if any, as Tenant or anyone claiming by, through or under Tenant may have placed upon the Property. Upon receipt of the commitment of such a title company to issue such a title policy upon the recording of proper documents, Tenant shall be allowed twenty (20) days in which to examine such evidence of title and if the same does not show Landlord's title to be free from all encumbrances excepting those above enumerated and those to be paid out of the proceeds from the closing, Landlord shall, within a reasonable time, cure such defects and clear the title. In the event the evidence of title furnished by Landlord discloses any defects in Landlord's title which cannot be cured, and the curing of which Tenant is unwilling to waive, Tenant may withdraw its election to purchase, and its performance of the contract formed by such exercise shall thereby be terminated. Furthermore, to the extent the defect cannot be cured and is caused by Landlord or any other tenant, sub-tenant, or anyone else with whom Landlord has contracted, Landlord shall be obligated to reimburse Tenant for the original cost of all improvements made by Tenant under this Lease less the amount by which such improvements have depreciated, based on a twenty (20) year amortization schedule.

              (e) Landlord shall by warranty deed convey fee title to the Property free and clear of all liens and encumbrances excepting those set forth in Section 13.2(d) above. Upon delivery of the warranty deed, Tenant agrees to pay in cash the purchase price determined as set forth herein. Tenant agrees to cooperate with Landlord in effecting any exchange under Section 1031 of the Internal Revenue Code as amended.

              (f) In the event that the Property shall be damaged by fire or elements after exercise of the Option but prior to closing, except for any damage caused by the negligence or acts of Tenant or Tenant's employees, agents, or visitors, this Option may be cancelled, at Tenant's option, and Tenant shall have no further obligation thereunder and shall not be entitled to any portion of the insurance proceeds resulting from such damage. Should Tenant elect to carry out the Option despite such damage, Tenant shall be entitled to the insurance proceeds resulting from such damage, not exceeding, however, the purchase price.

              (g) In the event that any part of the Property shall be taken in eminent domain after exercise of the Option but prior to Closing, and such taking shall not materially affect the function of the Property as it existed prior to such taking, Tenant shall be obligated to carry out the Option despite such taking but shall be entitled to the award resulting from such taking not exceeding the purchase price. In the event that such taking materially affects the function of the Property as aforesaid, the Option shall be cancelled and Tenant shall have o further obligation thereunder and shall not share in any portion of such award.

              (h) If Tenant does not give written notice of its election to purchase the Property as aforesaid, the Option shall terminate and be of no further force and effect.

14.  GENERAL

         14.1 QUIET ENJOYMENT. Landlord agrees that so long as Tenant pays the rent and performs Tenant's obligations under the Lease, Tenant shall quietly hold the Leased Premises for the Lease Term.

         14.2 SIGNS. Tenant may, subject to the approval of Landlord which approval will not be unreasonably withheld, to erect and maintain signs on the Leased Premises and Building. Tenant shall have the right to remove such signs upon vacating the Leased Premises.

         14.3 PARKING. Landlord shall provide adequate parking spaces for Tenant's business in the parking lot adjacent to the Building and said parking lot shall be repaired and improved by Landlord as set forth in Exhibit 4.4.

         14.4 HOLDING OVER. In the event Tenant shall continue to occupy the Leased Premises after expiration of the Lease Term without the prior written consent of Landlord, such holding over shall not operate to renew or extend this Lease, but shall instead create a tenancy from month to month on the same terms and conditions stated herein except that Tenant shall pay a use and occupancy charge equal to 150% of the rent immediately prior thereto, compiled on a daily basis, and Tenant shall not have the option to purchase the Property under
Section 13.2 during any such holding over.

         14.5 ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties concerning its subject matter and may only be amended only in a writing signed by both parties.

         14.6 FORCE MAJEURE. In the event that either Landlord or Tenant is delayed or hindered in the performance of any act required under this Lease by reason of strike, lockout, labor dispute, inability to produce materials, failure of power, restrictive governmental laws or regulations, or similar reason not attributable to the negligence or fault of the party who is delayed then the performance of such acts shall be excused for the period of the unavoidable delay, provided this provision shall not excuse Tenant from the timely payment of rent.

         14.7 NO PARTNERSHIP. Landlord does not in any way become a partner, joint venturer, or member of a joint enterprise with the Tenant by virtue of this Lease.

         14.8 WAIVER. Failure by either party to enforce any of its rights under this Lease shall not be deemed a waiver of any right which that party has under this Lease. The acceptance of rent by Landlord shall not be deemed a waiver of any preceding breach by Tenant of any covenant herein, other than the failure of Tenant to pay the rent so accepted. No covenant, term, or condition of this Lease shall be waived by Landlord or Tenant, unless the waiver is in writing.

         14.9 NOTICES. Any notice or consent required to be given by or on behalf of either party upon the other shall be in writing and shall be given by personal delivery or by mailing such notice or consent by registered or certified mail, return receipt requested, addressed as follows:

         To Landlord:

              Progress Holdings, LLC
              4277 Blackstone Court
              Middleton, WI 53562

         With a copy to:

              Peter J. Faust
              O'Neil, Cannon & Hollman, S.C.
              111 East Wisconsin Avenue, Suite 1400
              Milwaukee, WI  53202



         To Tenant:

              Ophidian Pharmaceuticals, Inc.
              5445 East Cheryl Parkway
              Madison, WI  53711
              Attn:    Donald L. Nevins
                       Vice President and CFO

         With a copy to:

              Brett A. Thompson
              LaFollette Sinykin, LLP
              One East Main Street, Suite 500
              P.O. Box 2719
              Madison, WI  53701-2719

or such other address as may be specified from time to time in writing delivered by the other party. A notice or consent shall be deemed effective when personally delivered, one (1) day after being sent by overnight delivery, and two (2) days after being sent by registered or certified mail.

         14.10 PARTIAL INVALIDITY. If any provision of this Lease or any specific application thereof shall be invalid or unenforceable, the remainder of this Lease, or the application of the provision in other circumstances, shall not be affected, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         14.11 REMEDIES CUMULATIVE. All remedies conferred on Landlord and Tenant by this Lease shall be deemed cumulative and no one exclusive of the other or of any other remedy conferred by law.

         14.12 BINDING EFFECT. The covenants and agreements contained in this Lease shall bind and inure to the benefit of the respective successors, heirs, and legal representatives of the parties hereto.

         14.13 ACCORD AND SATISFACTION. No payment received by Landlord of a lesser amount than the rent or other charges shall be deemed to be other than on account of the earliest stipulated rent or other charges, nor shall any statement on a check or any letter accompanying a payment of rent or other charges be deemed an accord and satisfaction. Landlord may accept payment without prejudice to the Landlord's right to recover the balance of rent or other charges or pursue any remedy in this Lease.

         14.14 GOVERNING LAWS. This Lease shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. Landlord and Tenant agree that the state courts of Wisconsin and the courts of the United States located within Wisconsin shall have personal jurisdiction over them; with respect to any action relating to or arising under this Lease. Any such action shall be commenced exclusively in such Wisconsin state or federal court in Dane County.

         14.15 MEMORANDUM OF LEASE. A memorandum or short form of this Lease shall be entered into in substantially the same form as the attached Exhibit B, provided, however, that nothing therein contained shall alter or vary the terms of this Lease.

         14.16 SALE OF PREMISES. In the event of any sale or other transfer of the Property by Landlord, Landlord shall be entirely relieved of all obligations hereunder from and after the date of the transfer; provided, however, that the transferee shall assume all such obligations.

         14.17 SUBMISSION OF LEASE. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, and this Lease shall become effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

         The parties hereto have executed this Agreement as of the date first written above.

LANDLORD:                                 TENANT:

PROGRESS HOLDINGS, LLC               OPHIDIAN PHARMACEUTICALS, INC.


         /s/ Ben C. Scharpf               By:     /s/Douglas C. Stafford
------------------------------------              ------------------------------
Ben C. Scharpf                                    Douglas C. Stafford
Managing Member                                   President and CEO


                                          Attest: /s/Donald L. Nevins
                                                  ------------------------------
                                                  Donald L. Nevins
                                                  Vice President and CFO

STATE OF WISCONSIN         )
                                    ) ss
COUNTY OF DANE                      )

         Personally came before me this       day of           , 1999, Ben
Scharpf, known to me to be the person who executed the foregoing instrument in the capacity indicated.


                                       -----------------------------------------
                                       Notary Public, State of Wisconsin
[SEAL]                        My commission


STATE OF WISCONSIN         )
                                    ) ss
COUNTY OF DANE                      )

         Personally came before me this       day of           , 1999, Douglas
C. Stafford, President, known to me to be the person who executed the foregoing instrument in the capacities indicated.


                                       -----------------------------------------
                                       Notary Public, State of Wisconsin
[SEAL]                        My commission

STATE OF WISCONSIN         )
                                    ) ss
COUNTY OF DANE                      )

         Personally came before me this       day of           , 1999, Donald L.
Nevins, Vice President, known to me to be the person who executed the foregoing instrument in the capacities indicated.


                                       -----------------------------------------
                                       Notary Public, State of Wisconsin
[SEAL]                        My commission

===================================================
This instrument was drafted by:
         Brett A. Thompson
         LaFollette Sinykin, LLP
         P.O. Box 2719
         Madison, WI  53701-2719
         (608) 257-3911
===================================================

                         SCHEDULE OF EXHIBITS TO LEASE


Exhibit           Description
-------           -----------

Exhibit A         Legal Description
Exhibit B         Form of Memorandum of Lease
Exhibit 1.1       Office Space
Exhibit 1.2       Production Space
Exhibit 4.1       Tenant's Leasehold Improvements & Plans
Exhibit 4.4       Landlord's Additional Repairs & Improvements
Exhibit 13.1      Additional Space
Exhibit 13.2      Exceptions to Title

ITEM 6 - #10.12
                               PROMISSORY NOTE AND
                                 LOAN AGREEMENT

         THIS NOTE AND LOAN AGREEMENT (the "Note") is by and between OPHIDIAN PHARMACEUTICALS, INC., a Delaware corporation ("Borrower") and REX J. BATES ("Lender") and is dated this 7th day of June, 1999.

1. AGREEMENT TO ADVANCE FUNDS. As of the date of this Note, Lender has not advanced the Principal Sum (as hereinafter defined). At any time between October 1, 1999 and November 1, 1999 (the "Draw Period"), Borrower shall make a written request of Lender to advance the Principal Sum of this Note. To the extent Borrower makes such a request, Borrower shall be obligated to repay said Principal Sum under the terms and conditions set forth herein. If Borrower fails to request the advance during the Draw Period, this Note and Lender's obligations hereunder shall cease and be of no further force and effect.

2.       NOTE TERMS.

         (a) Upon Lender's advancement of the Principal Sum, Borrower, promises to pay to the order of Lender at First Busey Trust and Investment Co.; Attention: Gregg McElroy the principal sum of One Million and no/100 Dollars ($1,000,000.00) (the "Principal Sum") under the terms and conditions set forth herein.

         (b) The Principal Sum shall bear interest at the rate of ten percent (10%) per annum.

         (c) Borrower agrees to pay the interest due on the Principal Sum in equal installments on the first day of each month beginning on the first day of the month following the advance of the Principal Sum by Lender. Borrower in lieu of paying interest in cash shall make interest payments to Lender in the form of a monthly book entry for common stock of the Borrower to be issued annually for the first thirty-six months, based on the average of the bid and asked price as reported by The NASDAQ Small Cap Market ("NASDAQ") at the close of each day of the preceding month. Any fractional shares owed to Lender will carry over to the next month. Any residual fractional shares owed to Lender on the Maturity Date as defined below will be paid in cash.

                           By way of illustration of the foregoing only, for the interest payment due on December 1, 1999, the average of the bid and asked price at closing as quoted by NASDAQ for each trading day in November 1999 will be added and that sum will be divided by the number of trading days in November 1999 (the "monthly average price"). If we assume that the monthly average price for November 1999 will be $2.50 per share, then the number of shares of Borrower's common stock that would be paid to Lender would be 3,333 shares calculated as follows:

                           $1,000,000x10%/ $2.50/share = 3,333.33 shares.
                           --------------
                                  12

                           In this illustration, 3,333 shares would be entered on Borrower's books as common stock owed to Lender and .33 shares would carry over and be added to the shares to be entered on the Borrower's books as payment of the interest due on January 1, 2000.

         (d) Provided Borrower is not otherwise in default hereunder, beginning with the interest payment due thirty-seven months from the advance of the Principal Sum and on each twelve month anniversary thereafter until the tenth anniversary of the advance of the Principal Sum hereunder or such earlier date on which Borrower prepays this Note (the "Maturity Date"), Borrower, may, with Lender's prior written agreement, elect to pay the next twelve month's interest in common stock of Borrower. If interest is owed hereunder in the form of common stock of Borrower for the next twelve month period, monthly book entries of common stock of Borrower, to be issued annually, will be calculated in accordance with the calculation set forth above in Paragraph 2(c) above. Otherwise interest shall be paid in cash quarterly.

         (e) Upon thirty (30) calendar days advance written notice from Borrower to Lender, this Note may be prepaid in full or in part at any time without premium or penalty.

         (f) Without affecting the liability of Borrower, Lender may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

         (g) The death or disability of Lender shall not relieve his estate of the obligation to advance the Principal Sum.

3. SECURITY FOR THE NOTE. This Note is secured by the collateral set forth in that certain General Business Security Agreement of even date herewith (the "Security Agreement").


4.       ADDITIONAL LOAN TERMS.

         (a) Lender agrees to subordinate up to $375,000 in the aggregate of its interest under the Security Agreement to the extent Borrower enters into any incentive, low-cost financing with any one or more of the following entities: the State of Wisconsin, Dane County, City of Madison, or Madison Gas & Electric (each is a "Superior Lender") to the extent any Superior Lender requests such a subordination. Lender agrees that upon the request of Borrower, Lender will execute any and all documentation requested by any Superior Lender to subordinate Lender's interest, to the extent provided in this paragraph, under the Security Agreement. The Lender further agrees to enter into good faith negotiations with respect to subordination of any additional amounts and to other sources of financing for Borrower.

         (b) In addition to any other consideration paid to Lender under this Note, Borrower agrees to issue a stock warrant to Lender in the form attached hereto as Exhibit A. The stock warrant is severable and may be assigned or otherwise transferred, in whole or in part, separately from this Note and the indebtedness evidenced hereby. Exercise of the warrant, in whole or in part, may be accomplished by delivery of this Note marked "Paid" to the extent paid for such exercise.

                                    BORROWER:
                                    OPHIDIAN PHARMACEUTICALS, INC.


                                    BY:               /s/ Douglas C. Stafford
                                             -----------------------------------
                                             Douglas C. Stafford, President

                                    Attest:           /s/ Donald L. Nevins
                                             -----------------------------------
                                             Donald L. Nevins, Vice President


                                    LENDER:


                                             /s/ Rex J. Bates
                                    --------------------------------------------
                                    Rex J. Bates

                       GENERAL BUSINESS SECURITY AGREEMENT


1.       SECURITY INTEREST.

         OPHIDIAN PHARMACEUTICALS, INC., A DELAWARE CORPORATION, ("DEBTOR" OR "OPHIDIAN") GRANTS Rex J. Bates ("LENDER") A SECURITY INTEREST IN ALL EQUIPMENT, FIXTURES, INVENTORY (INCLUDING ALL GOODS HELD FOR SALE, LEASE, OR DEMONSTRATION, OR TO BE FURNISHED UNDER CONTRACTS OF SERVICE, GOODS LEASED TO OTHERS, TRADE-INS, AND REPOSSESSIONS, RAW MATERIALS, WORK IN PROCESS, AND MATERIALS OR SUPPLIES USED OR CONSUMED IN DEBTOR'S BUSINESS), DOCUMENTS RELATING TO INVENTORY, GENERAL INTANGIBLES INCLUDING PATENTS, ACCOUNTS, CONTRACT RIGHTS, CHATTEL PAPER, AND INSTRUMENTS, NOW OWNED OR HEREAFTER ACQUIRED BY DEBTOR, AND ALL ADDITIONS TO AND ACCESSIONS TO, ALL SPARE AND REPAIR PARTS, SPECIAL TOOLS, EQUIPMENT AND REPLACEMENTS FOR, ALL RETURNED OR REPOSSESSED GOODS THE SALE OF WHICH GAVE RISE TO, AND ALL PROCEEDS AND PRODUCTS OF THE FOREGOING ("COLLATERAL") TO SECURE ALL DEBTS, OBLIGATIONS AND LIABILITIES OF DEBTOR TO LENDER ARISING OUT OF CREDIT PREVIOUSLY GRANTED, CREDIT CONTEMPORANEOUSLY GRANTED AND CREDIT GRANTED IN THE FUTURE BY LENDER TO DEBTOR ("OBLIGATIONS").

2.       DEBTOR'S WARRANTIES

         Debtor warrants that while any of the Obligations are unpaid:

     (A) OWNERSHIP. Debtor owns the Collateral free of all encumbrances and security interests (except Lender's security interest and that of Davis U. Merwin pursuant to that certain General Business Security Agreement of even date herewith). Chattel paper constituting Collateral evidences a perfected security interest in the goods covered by it, free from all other encumbrances and security interests, and no financing statement (other than the Lender's and that of Davis U. Merwin pursuant to that certain General Business Security Agreement of even date herewith) is on file covering the Collateral or any of it. LENDER'S SECURITY INTEREST IN THE COLLATERAL AND LENDER'S OTHER RIGHTS HEREUNDER SHALL AT THE REQUEST OF DEBTOR BECOME SUBORDINATE TO THE SECURITY INTEREST IN THE COLLATERAL, TO THE EXTENT SPECIFIED, AND SOLELY TO THE RIGHTS OF ANY SUPERIOR LENDER, BOTH AS DESCRIBED AND MORE FULLY SET FORTH IN THAT CERTAIN PROMISSORY NOTE AND LOAN AGREEMENT BETWEEN DEBTOR AND LENDER DATED THE SAME DATE AS THIS GENERAL BUSINESS SECURITY AGREEMENT (THE "NOTE"). LENDER'S PRIOR WRITTEN AGREEMENT SHALL BE REQUIRED FOR ANY SUBORDINATION IN EXCESS OF THE $375,000 AGGREGATE LIMIT SPECIFIED IN THE NOTE.
     (B) SALE OF GOODS OR SERVICES RENDERED. Each account and chattel paper constituting Collateral as of this date arose from the performance of services by Debtor or from a bona fide sale or lease of goods, which have been delivered or shipped to the account debtor and for which Debtor has genuine invoices, shipping documents, or receipts.
     (C) ENFORCEABILITY. Each account, contract right, and chattel paper constituting Collateral as of this date is genuine and enforceable against the account debtor according to its terms. It and the transaction out of which it arose comply with all applicable laws and regulations. The amount represented by Debtor to Lender as owing by each account debtor is the amount actually owing and is not subject to setoff, credit, allowance, or adjustment, except discount for prompt payment, nor has any account debtor returned the goods or disputed his liability.
     (D) DUE DATE. There has been no default as of this date according to the terms of any Collateral and no step has been taken to foreclose the security interest it evidences or otherwise enforce its payment.
     (E) FINANCIAL CONDITION OF ACCOUNT DEBTOR. As of this date, Debtor has no notice or knowledge of anything that might impair the credit standing of any account debtor.
     (F) VALID ORGANIZATION. Ophidian is duly organized, validly existing, and in good standing under the laws of the state of Delaware and is authorized to do business in Wisconsin.
     (G) OTHER AGREEMENTS. Debtor is not in default under any agreement for the payment of money.

     (H) AUTHORITY TO CONTRACT. The execution and delivery of this Agreement and any instruments evidencing Obligations will not violate or constitute a breach of Ophidian's articles of incorporation, by-laws, or any other agreement or restriction to which Ophidian is a party or is subject.
     (I) ACCURACY OF INFORMATION. All information, certificates or statements given to Lender pursuant to this Agreement shall be true and complete when given.
     (J) ADDRESSES. The address of Debtor's chief executive office, is shown opposite Debtor's signature. The address where the Collateral will be kept, if different from that appearing opposite Debtor's signature, is 2617 PROGRESS ROAD, MADISON, WI 53716.
     (K) CHANGE OF NAME OR ADDRESS. Debtor shall immediately advise Lender in writing of any change in any name or address.
     (L) FIXTURES. If any of the Collateral is affixed to real estate, the legal description of the real estate set forth in each UCC Financing Statement signed by Debtor is true and correct.

3.       SALE AND COLLECTIONS.

     (A) SALE OF INVENTORY. So long as no default exists under any of the Obligations or this Agreement, Debtor may (a) sell inventory in the ordinary course of Debtor' business for cash or on terms customary in the trade, at prices not less than any minimum sale price shown on instruments evidencing Obligations and describing inventory, or (b) lease inventory on terms customary in the trade.
     (B) VERIFICATION AND NOTIFICATION. Lender may verify Collateral in any manner, and Debtor shall assist Lender in so doing. Upon default, Lender may at any time and Debtor shall, upon request of Lender, notify the account debtors to make payment directly to Lender and Lender may enforce collection of, settle, compromise, extend or renew the indebtedness of such account debtor. Until account debtors are so notified, Debtor as agent of Lender, shall make collections on the Collateral. Lender may at any time notify the bailee of any Collateral of Lender's security interest.
     (C) DEPOSIT WITH LENDER. At any time, Lender may require that all proceeds of Collateral received by Debtor shall be held by Debtor upon an express trust for Lender, shall not be commingled with any other funds or property of Debtor and shall be turned over to Lender in precisely the form received (but endorsed by Debtor if necessary for collection) not later than the business day following the day of their receipt. All proceeds of Collateral received by Lender directly or from Debtor shall be applied against the Obligations in such order and at such times as Lender shall determine.

4.       DEBTOR'S COVENANTS.

         Debtor agrees:

     (A) MAINTENANCE OF COLLATERAL. Debtor shall: maintain the Collateral in good condition and repair and not permit its value to be impaired; keep it free from all liens, encumbrances and security interests (other than Lender's security interest, the security interest of Davis U. Merwin as lender under that certain General Business Security Agreement of even date herewith, and the security interest of any Superior Lender (as defined in the Note) and only to the extent specified in the Note); defend it against all claims and legal proceedings by persons other than Lender; pay and discharge when due all taxes, license fees, levies and other charges upon it; not sell, lease or otherwise dispose of it or permit it to become a fixture or an accession to other goods, except for sales or leases of inventory as provided in this Agreement, not permit it to be used in violation of any applicable law, regulation or policy of insurance; and, as to Collateral consisting of instruments and chattel paper, preserve rights in it against prior parties. Loss of or damage to the Collateral shall not release Debtor from any of the Obligations.
     (B) INSURANCE. Debtor shall keep the Collateral and Lender's interest in it insured under policies with such provisions, for such amounts and by such insurers as shall be satisfactory to Lender from time to time, and shall furnish evidence of such insurance satisfactory to Lender. Subject to Lender's satisfaction, Debtor is free to select the insurance agent or insurer through which the insurance is obtained. Debtor assigns (and directs any insurer to pay) to Lender the proceeds of all such insurance and any premium refund, and authorizes Lender to indorse in the name of Debtor any instruments for such proceeds or refunds and, at the option of Lender, to apply such proceeds and



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


     refunds to any unpaid balance of the Obligations, whether or not due, and/or to restoration of the Collateral, returning any excess to Debtor. Lender is authorized, in the name of Debtor or otherwise, to make, adjust and/or settle claims under any credit insurance financed by Lender or any insurance on the Collateral, or cancel the same after the occurrence of an event of default.
     (C) TAXES AND OTHER CHARGES. Pay and discharge all lawful taxes, assessments and government charges upon Debtor or against its properties prior to the date on which penalties attach, unless and to the extent only that such taxes, assessments and charges are contested in good faith and by appropriate proceedings by Debtor.
     (D) INSPECTION OF COLLATERAL. At reasonable times, Lender may examine the Collateral and Debtor' records pertaining to it, wherever located, and make copies of records. Debtor shall assist Lender in so doing.
     (E) CHATTEL PAPER. Lender may require that chattel paper constituting Collateral shall be on forms approved by Lender. Debtor shall promptly mark all chattel paper constituting Collateral, and all copies, to indicate conspicuously Lender's interest and, upon request, deliver them to Lender.
     (F) UNITED STATES CONTRACTS. If any accounts or contract rights constituting Collateral arose out of contracts with the United States or any of its departments, agencies or instrumentalities, Debtor will notify Lender and execute writings required by Lender in order that all money due or to become due under such contracts shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.
     (G) MODIFICATIONS. Without the prior written consent of Lender, Debtor shall not alter, modify, extend, renew, or cancel any accounts or chattel paper constituting Collateral or any Collateral constituting part of the Debtor's borrowing base.
     (H) RETURNS AND REPOSSESSIONS. Debtor shall promptly notify Lender of the return to or repossession by Debtor of goods underlying any Collateral and Debtor shall hold and dispose of them only as Lender directs.

5.       RIGHTS OF THE LENDERS.

     (A) AUTHORITY TO PERFORM FOR DEBTOR. Upon the occurrence of an event of default or if Debtor fails to perform any of Debtor's duties set forth in this Agreement or in any evidence of or document relating to the Obligations, Lender is authorized, in Debtor's name or otherwise, to take any such action including without limitation signing Debtor's name or paying any amount so required, and the cost shall be one of the Obligations secured by this Agreement and shall be payable by Debtor upon demand with interest from the date of payment by Lender at the highest rate stated in any evidence of any Obligation but not in excess of the maximum rate permitted by law.

6.       DEFAULT.

         Upon the occurrence of one or more of the following events of default:

     NONPERFORMANCE. Debtor fails to pay when due any of the Obligations or to perform, or rectify breach of, any warranty or other undertaking by Debtor in this Agreement or in any evidence of or document relating to the Obligations; or
     INABILITY TO PERFORM. Debtor, or a surety for any of the Obligations dies, ceases to exist, becomes insolvent or the subject of bankruptcy or insolvency proceedings.

all of the Obligations shall, at the option of Lender and without notice or demand, become immediately payable; and Lender shall have all rights and remedies for default provided by the Wisconsin Uniform Commercial Code, as well as any other applicable law and any evidence of or document relating to any Obligation. With respect to such rights and remedies:

     (A) REPOSSESSION. Lender may take possession of Collateral without notice or hearing, which Debtor waives;
     (B) ASSEMBLING COLLATERAL. Lender may require Debtor to assemble the Collateral and to make it available to Lender at any convenient place designated by Lender;

     (C) NOTICE OF DISPOSITION. Written notice, when required by law, sent to any address of Debtor in this Agreement at least 10 calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice;
     (D) EXPENSES AND APPLICATION OF PROCEEDS. Debtor shall reimburse Lender for any expense incurred by Lender in protecting or enforcing its rights under this Agreement before and after judgment, including, without limitation, reasonable attorneys' fees and legal expenses of taking possession, holding, preparing for disposition and disposing of Collateral. After deduction of such expenses, Lender may apply the proceeds of disposition to the Obligations in such order and amounts as it elects; and
     (E) WAIVER. Lender may permit Debtor to remedy any default without waiving the default so remedied, and Lender may waive any default without waiving any other subsequent or prior default by Debtor.

7.       INTERPRETATION.

         The validity, construction and enforcement of this Agreement are governed by the internal laws of Wisconsin. All terms not otherwise defined have the meanings assigned to them by the Wisconsin Uniform Commercial Code. Invalidity of any provision of this Agreement shall not affect the validity of any other provision. This Agreement is intended by Debtor and Lender as a final expression of this Agreement and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Agreement. This Agreement many not be supplemented or modified except in writing.

8.       OTHER PROVISIONS.

         This Agreement is executed pursuant to and is subject to all applicable provisions of that certain Promissory Note and Loan Agreement, dated as of June 7, 1999, between Ophidian and Lender. The security interest granted hereunder secures Debtor's payment of the Promissory Note and Loan Agreement from Ophidian as Debtor, to Lender, and is subject to the terms thereof.

9.       PERSONS BOUND.

         This Agreement benefits Lender, his heirs, personal representatives, successors, and assigns, and binds Debtor and its successors and assigns.

Signed and sealed on June 7, 1999.

OPHIDIAN PHARMACEUTICALS, INC.



By:     /s/Douglas C. Stafford                 Attest:  /s/ Susan Maynard
   ----------------------------------                  -------------------------
     Douglas C. Stafford, President                     Susan Maynard, Secretary


Business Address: 5445 East Cheryl Parkway, Madison, WI  53711
                  --------------------------------------------

                           VOID AFTER OCTOBER 31, 2004

REDEEMABLE WARRANT CERTIFICATE
                      TO PURCHASE ONE SHARE OF COMMON STOCK
                         OPHIDIAN PHARMACEUTICALS, INC.
                                    WARRANTS
                                                                         500,000
THIS CERTIFIES THAT, FOR VALUE RECEIVED

 First Busey Trust & Investment Co., as Custodian for Rex J. Bates Trust # 8029

or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate, one fully paid and nonassessable share of Common Stock, $0.025 par value of Ophidian Pharmaceuticals, Inc., a Delaware corporation (the "Company") at any time between November 1, 1999, and October 31, 2004, upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of the Company, accompanied by payment of $2.00 per share (the "Purchase Price") in lawful money of the United States of America either in cash, by check made payable to the Company, or by delivery, in whole or in part, of that certain Promissory Note and Loan Agreement, dated as of June 7, 1999, marked "Paid", to the extent paid by such purchase. Each warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Warrants. The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company covenants and agrees that if at any time after the date hereof, the Company proposes to register any offering of the Company's Common Stock under the Act, the Company will give written notice to the Registered Holder at least 30 days prior to the filing of a registration statement, and the Registered Holder shall have the right to include in such registration, at the Company's expense, all or a portion of the Common Stock underlying the Warrants. The Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder to the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by the Registered Holder at the time of surrender. Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein. Prior to due presentation for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of laws. This Warrant Certificate is not valid unless signed by the officers designated below.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by two of its officers thereunto duly authorized.


Dated:   June 7, 1999                OPHIDIAN PHARMACEUTICALS, INC.




By:                                    By:
   ------------------------------------   --------------------------------------
           Susan P. Maynard                        Douglas C. Stafford
           Secretary                       President and Chief Executive Officer

                                DAVIS U. MERWIN


A second Promisary Note and Loan Agreement, General Business Security Agreement and Redeemable Warrant Certificate were issued which are identical to the Rex J. Bates documents in every respect except as to name, Davis U. Merwin.














































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